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                                                                     EXHIBIT 5.1

                 OPINION OF VORYS, SATER, SEYMOUR AND PEASE LLP

                [Vorys, Sater, Seymour and Pease LLP letterhead]

August 16, 2002

The Scotts Company
14111 Scottslawn Road
Marysville, OH 43054

Re: $350,000,000 Aggregate Offering Price of Securities of The Scotts Company
    1,600,000 Common Shares

Ladies and Gentlemen:

         At your request, we have examined the registration statement on Form S-3 (the "Registration Statement") being filed by The Scotts Company (the "Company") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offering from time to time, as set forth in the prospectus contained in the Registration Statement (the "Prospectus") and as shall be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"), by the Company of up to $350,000,000 aggregate offering price (as such amount may be increased pursuant to a registration statement filed with the Commission under Rule 462(b) in connection with the Registration Statement) of (i) debt securities (the "Debt Securities"); (ii) preferred shares, without par value (the "Preferred Shares"); (iii) common shares, without par value (the "Common Shares"); (iv) warrants to purchase Debt Securities, Preferred Shares or Common Shares (collectively, the "Warrants"); or (v) stock purchase contracts and stock purchase units (the "Stock Purchase Contracts"). The Debt Securities, Preferred Shares, Common Shares, Warrants and Stock Purchase Contracts are collectively referred to herein as the "Securities." The Registration Statement provides that Debt Securities may be convertible into Common Shares or Preferred Shares and Preferred Shares may be convertible into Common Shares. The Registration Statement also provides that up to 1,600,000 Common Shares may be offered by certain selling shareholders pursuant to the Registration Statement.

         The Debt Securities will be issued pursuant to one or more indentures, the forms of which are attached as exhibits to the Registration Statement, by and among the Company and one or more trustees to be identified and qualified at a later date (each, a "Trustee"), as the same may be amended or supplemented from time to time (each, an "Indenture"). The Warrants will be issued under one or more warrant agreements (each, a "Warrant Agreement"), by and among the Company and a financial institution to be identified therein as warrant agent (each, a "Warrant Agent"). The Stock Purchase Contracts will be issued under one or more purchase contract agreements (each, a "Purchase Agreement").

         In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities and, for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed and that the terms of each issuance will otherwise be in compliance with law.

         As such counsel, we have examined such matters of fact and questions of law we considered appropriate for purposes of rendering the opinions expressed below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. We have been furnished with, and with your consent have relied upon, certificates of officers of the Company with respect to certain factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary. We are opining herein as to the effect on the subject


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transaction only of the federal laws of the United States and the General
Corporation Law of the State of Ohio, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Ohio, any other laws or as to any matters of municipal law or the laws of any local agencies within any state.

         Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

         (1) When a Trustee has been selected and qualified under the Trust Indenture Act of 1939, as amended, and has duly executed the applicable Indenture and when the specific terms of a particular Debt Security have been duly established in accordance with an Indenture and applicable law, any such Debt Security has been duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of the Indenture and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such Debt Security will constitute a valid and binding obligation of the Company.

         (2) The Company has the authority pursuant to its articles of incorporation, as amended (the "Articles"), to issue up to 195,000 Preferred Shares. When a series of Preferred Shares has been duly established in accordance with the terms of the Company's Articles and applicable law, and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment of legal consideration in excess of the par value thereof for shares of such series in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement and by such resolution, such shares of such series of Preferred Shares will be validly issued, fully paid and nonassessable.

         (3) The Company has the authority pursuant to its Articles to issue up to 100,000,000 Common Shares. Upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment of legal consideration thereof for such shares in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement and by such resolution, such Common Shares will be validly issued, fully paid and non-assessable. Any Common Shares to be offered by a selling shareholder in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement will be validly issued, fully paid and non-assessable.

         (4) When the specific terms of a particular issuance of Warrants have been duly established by a Warrant Agreement in accordance with applicable law, duly authenticated by the Warrant Agent and duly executed and delivered by the Company against payment therefor in accordance with the terms of the Warrant Agreement and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Warrants will constitute valid and binding obligations of the Company.

         (5) When the specific terms of a particular issuance of Stock Purchase Contracts have been duly established by a Purchase Contract Agreement in accordance with applicable law, duly executed and delivered by the Company against payment therefor in accordance with the terms of the Purchase Contract Agreement and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Stock Purchase Contracts will constitute valid and binding obligations of the Company.

         The opinions set forth in paragraphs (1), (4) and (5) above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy. We express no opinion (i) concerning the enforceability of the waiver of rights or defenses contained in the Indentures or (ii) with respect to whether


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acceleration of Debt Securities may affect the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

         To the extent that the obligations of the Company under each Indenture may be dependent upon such matters, we assume for purposes of this opinion that each Trustee will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that each Trustee will be duly qualified to engage in the activities contemplated by the Indenture; that each Indenture has been duly authorized and will be duly executed and delivered by the applicable Trustee and will constitute the legal, valid and binding obligation of such Trustee, enforceable against such Trustee in accordance with its terms; that each Trustee will be at all applicable times in compliance, generally and with respect to acting as a trustee under the applicable Indenture, with all applicable laws and regulations; and that each Trustee will have the requisite organizational and legal power and authority to perform its obligations under the applicable Indenture.

         To the extent that the obligations of the Company under each Warrant Agreement may be dependent upon such matters, we assume for purposes of this opinion that the Warrant Agent will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent will be duly qualified to engage in the activities contemplated by the Warrant Agreement; that the Warrant Agreement has been duly authorized and will be executed and delivered by the Warrant Agent and constitute the legal, valid and binding obligation of the Warrant Agent, enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent will be in compliance at all applicable times, generally and with respect to acting as a Warrant Agent under the Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent will have the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

         To the extent that the obligations of the Company under each Purchase Contract Agreement may be dependent upon such matters, we assume for purposes of this opinion that the counterparty thereto will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Purchase Contract Agreement has been duly authorized and will be executed and delivered by such counterparty and constitute the legal, valid and binding obligation of such counterparty, enforceable against such counterparty in accordance with its terms; and that the counterparty will have the requisite organizational and legal power and authority to perform its obligations under the Purchase Contract Agreement.

         We consent to your filing this opinion as an exhibit to the Registration Statement, to the incorporation by reference of this opinion into any registration statement of the Company filed pursuant to Rule 462(b) of the Securities Act in relation to the Registration Statement, and to the reference to our firm under the caption "Legal Matters" in the Prospectus included therein.

Very truly yours,

/s/ Vorys, Sater, Seymour and Pease LLP














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